EXHIBIT A

                             JOINT FILING AGREEMENT

      This will confirm the agreement by and among all the undersigned that the
Schedule 13G filed on or about this date, and any amendments thereto, with respect to beneficial ownership by the undersigned of shares of the common stock, par value $0.001 per share, of Endeavour International Corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: April 10, 2008

                                SMEDVIG QIF PLC

                                By:  /s/  John Thore Olsen
                                    -------------------------------
                                    Name:  John Thore Olsen
                                    Title: Chief Executive Officer and
                                           Chief Investment Officer of
                                           Smedvig Asset Allocation AS as
                                           Investment Manager of Smedvig QIF Plc


                              SMEDVIG ASSET ALLOCATION AS

                                By:  /s/  John Thore Olsen
                                    -------------------------------
                                    Name:  John Thore Olsen
                                    Title: Chief Executive Officer and
                                           Chief Investment Officer


                                 /s/  John Thore Olsen
                              -------------------------------------
                              John Thore Olsen